EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is made and entered into this 4th day of September, 2001, between Sonus Corp., a Yukon Territory, Canada, corporation ("Corporation"), and Daniel W. Quall ("Executive").


                                   RECITALS

      A. Executive is currently Vice President of Network of Corporation. Executive is an innovative, highly experienced, and knowledgeable executive whose creativity, expertise, and effort have been instrumental in the development of the business and growth of Corporation.

      B. Corporation recognizes that the future growth, profitability, and success of the business of Corporation and its subsidiaries require, and will be substantially and materially advanced by, the continued employment of Executive. Corporation desires, therefore, to promote Executive to the position of President-Sonus Network and secure for Corporation and its affiliates the continued benefit of Executive's experience, ability, and leadership. In order to retain the services of Executive and to maximize the period of his continued availability, and in recognition of his continuing contribution to Corporation's success, Corporation desires to offer Executive the compensation, amenities, and other benefits that executives of comparable experience and ability generally receive.

                                  AGREEMENT

      In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.    DEFINITIONS.

      As used in this Agreement, the following terms have the meanings set forth in this

      "Affiliate" - Any person, firm, corporation, association, organization, or unincorporated trade or business that, now or hereinafter, directly or indirectly, controls, is controlled by, or is under common control with Corporation.

      "Board" - The board of directors of Corporation.

      "Cause" - Cause for termination of employment means:

            (i) A material act of fraud or dishonesty by Executive within the course of performing his duties for Corporation or its Affiliates;

            (ii) Gross negligence or intentional misconduct by Executive in performing material duties for Corporation or its Affiliates, or unjustifiable neglect by Executive of the performance of material duties for Corporation or its Affiliates;

            (iii) Commission of an act (or failure to take an action) intentionally against the interest of Corporation or its Affiliates that causes Corporation or an Affiliate material injury; or

            (iv) An act of serious moral turpitude that causes Corporation or an Affiliate material injury.

      Notwithstanding the foregoing, Executive will not be deemed to have been terminated for Cause unless and until there has been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding Executive if at the time he is member of the Board), at a meeting of the Board called and held for that purpose, finding that, in the good faith opinion of the Board, Executive was guilty of conduct constituting Cause as defined in this Agreement and specifying the particulars thereof in detail. Executive must have been given reasonable notice of such meeting and Executive, together with his counsel, must have been given an opportunity to be heard before the Board at the meeting. This provision will not be deemed to restrict the authority, discretion, or power of the Board, by any action taken in compliance with Corporation's articles of incorporation and bylaws, to remove Executive as an officer or director of Corporation, with or without Cause. Rather, the foregoing provisions merely define, for purposes of Executive's contractual rights and remedies under this Agreement, the circumstances in which termination of Executive's employment will constitute termination for Cause.

      "Change in Control" - A change in control of Corporation means:

            (i) The acquisition by an Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph (i), the following acquisitions will not constitute a Change of Control: (A) any acquisition directly from Corporation, (B) any acquisition by Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation, (D) any acquisition by Warburg, Pincus Ventures, L.P. ("WPV') or by any Person that, now or hereinafter, directly or indirectly controls, is controlled by, is under common control with, or is otherwise an affiliate of, WPV, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A),
      (B), and (C) of paragraph (iii) below; or

            (ii) individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii) consummation of a reorganization,  merger, or consolidation or sale or other disposition of all or substantially all of the assets of Corporation (a "Business Combination") in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (B) no Person (excluding WPV, any employee benefit plan (or related trust) of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

      "Code" - The Internal Revenue Code of 1986, as amended.

      "Compensation Plan" - Any compensation plan such as a plan providing for incentive or deferred compensation, stock options or other stock or stock-related grants or awards, or any employee benefit plan such as a thrift, investment, savings, pension, profit sharing, medical, disability, accident, life insurance, cafeteria, or relocation plan or any other plan, policy, or program of Corporation providing similar types of benefits to employees of Corporation.

      "Competitive Entity" - A Person, firm, or entity engaged (in the United States or Canada) in the manufacture of hearing aids or in the national or regional retail provision or franchising of audiology services and/or dispensing of hearing aids or in any managed-care for hearing health benefits.

      "Disability" or "Disabled" - Inability to perform duties with Corporation on a full-time basis by reason of "Total Disability" within the meaning of Corporation's Group Long Term Disability Insurance Plan or any successor plan or program maintained by Corporation. In the event Corporation no longer maintains a similar plan or program, Disability or Disabled means inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

      "Effective Date" - September 4, 2001.

      "Exchange Act" - The Securities Exchange Act of 1934, as amended.

      "Good Reason" - For all purposes of this Agreement, termination by Executive of his employment with Corporation for "Good Reason" during the Term means termination based on any of the following:

            (a) A change in Executive's status or position or positions with Corporation that represents a material demotion from Executive's status or position or positions as of the date of this Agreement or as a material change in Executive's duties or responsibilities that is inconsistent with such status or position or positions;

            (b) A reduction by Corporation in Executive's Base Salary (as in effect on the date of this Agreement or as increased at any time during the Term of this Agreement); or

            (c) The failure of Corporation to continue Executive's participation (on terms comparable to those for other key executives of Corporation) in any Plans or vacation programs or arrangements in which other key executives of Corporation are participants (unless such failure to continue is caused by action or status of Executive).

            (d) Corporation's requiring Executive to be based more than 35 miles from Corporation's principal executive office in Portland, Oregon, except for required travel on Corporation's business to an extent substantially consistent with Executive's business travel obligations as of the date of this Agreement.

      "Other Agreement" - A plan, arrangement, or agreement pursuant to which an Other Payment is made.

      "Other Payment" - Any payment or benefit payable to Executive in connection with a Change in Control of Corporation pursuant to any plan, arrangement, or agreement

(other than this Agreement) with Corporation, any person whose actions result in a change in control of Corporation, or any person affiliated with Corporation or such person.

      "Person" - Any individual, corporation, partnership, limited liability company, group, association, or other "person," as such term is used in Section 13(d)(3) or Section 14(d) of the Exchange Act, other than Corporation or any employee benefit plan or plans sponsored by Corporation.

      "Severance Payment" - The severance payment described in Section 5.4 of this Agreement.

      "Term" - The period commencing on the Effective Date and ending on August 31, 2003; provided, however, that the Term will automatically be extended to August 31, 2004 (and thereafter will be similarly extended in additional one-year extensions) unless, on or before March 1, 2003 (or, if the Term has been extended, March 1 of the last year of the Term), either Corporation or Executive gives written notice of non-extension of the Term.

      "Termination Benefits" - The payments and benefits described in Section 5 of this Agreement.

      "Termination Date" - The date Executive's employment with Corporation is terminated for any reason by Corporation or by Executive.

      "Total Payments" - All payments or benefits payable to Executive in connection with a Change in Control of Corporation, including the Severance Payment and Other Payments.

      "Voting Securities" - Corporation's issued and outstanding securities ordinarily having the right to vote at elections of Corporation's Board.

2.    EMPLOYMENT.

      Corporation hereby agrees to employ Executive, and Executive hereby accepts employment with Corporation during the Term on the terms and conditions set forth in this Agreement. Notwithstanding any other provision of this Agreement, Executive is an employee at will of Corporation and Corporation reserves the right to terminate Executive's employment at any time for any reason or for no reason. The provisions of this Agreement dealing with termination without Cause or for Good Reason are intended to provide contractual benefits and do not limit Corporation's power to treat Executive as an employee at will.

3.    EXECUTIVE DUTIES.

      3.1  Position  and  Duties.   Executive   agrees  to  render  services  to
Corporation  as   President-Sonus   Network  and  as  an  executive  officer  of
Corporation and such of Corporation's Affiliates as the parties to this Agreement mutually agree, including Affiliates that may be formed or acquired subsequent to the Effective Date. Executive will have responsibility for all aspects of the Sonus Network division of Corporation's business and will have such executive and managerial duties as Corporation's Chief Executive Officer prescribes from time to time. Executive will report directly to the Corporation's Chief Executive Officer.

      3.2 Exclusive Employment. Executive agrees that during the Term:

            (a) Executive will devote substantially all his regular business time (except during periods of vacation to which he is entitled, illness and approved leaves of absence) solely and exclusively to the business of Corporation, whether such business is operated directly by Corporation or through one or more Affiliates of Corporation;

            (b) Executive will diligently carry out his responsibilities under this Agreement;

            (c) Executive will not, directly or indirectly, without the prior approval of the Board, provide services on behalf of any Competitive Entity or on behalf of any subsidiary or affiliate of any such Competitive Entity, as an employee, consultant, independent contractor, agent, sole proprietor, partner, member, joint venturer, corporate officer, or director;

            (d) Executive will not acquire by reason of purchase the ownership of more than 1 percent of the outstanding equity interest in any Competitive Entity; and

            (e) Except as expressly set forth above, Executive may engage in personal business and investment activities.

      3.3 Corporation Reserved Rights. Corporation reserves, on its own behalf and on behalf of its shareholders, the right to elect, from time to time, any person to its Board, to appoint any person as an officer of Corporation, and to remove any officer or director, including Executive, in any manner and upon the basis or bases presently or subsequently provided for by its articles of incorporation and bylaws. Nothing in this Agreement will be deemed to constitute any restriction on the authority, discretion, or power of the Board, but rather will only give Executive contractual rights and remedies.

      3.4 Proprietary Information. Executive acknowledges in the course of Executive's employment with Corporation, Executive will learn trade secrets and confidential information of Corporation, which if known to competitors could damage the business of Corporation. Such confidential information includes, but is not limited to, some or all of the following categories of non-public information ("Proprietary Information"):

            (a) Financial information including, but not limited to information relating to assets, revenues, expenses, prices, pricing structures, volume of purchases or sales or other financial data of Corporation, or to particular products, services, geographic areas, or time periods;

            (b) Supply and service information including, but not limited to information relating to suppliers' names and addresses, terms of supply and service contracts or of particular transactions, and related information about potential suppliers to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to Corporation the details of which are not generally known;

            (c) Marketing information including, but not limited to information relating to details of ongoing or proposed marketing programs or agreements by or on behalf of Corporation, sales forecasts, advertising formats and methods or results of marketing efforts or information about impending transactions;

            (d) Personnel information including, but not limited to information relating to personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefore, training methods, performance, or other information concerning Executives of Corporation; and

            (e) Non-public information, including addresses and background information, regarding affiliated audiologists and managed care organizations having relationships with Corporation and the terms and conditions of agreements with such parties.

      Executive agrees to keep all Proprietary Information confidential. Except as may be necessary in the performance of Executive's duties on behalf of Corporation, Executive will make no use of and will not communicate or divulge to any party whatsoever any Proprietary Information. Executive will not at any time after Executive's employment with Corporation terminates use any Proprietary Information for Executive's own benefit or on behalf of any person, firm, partnership, association, corporation, or other party whatsoever. This covenant shall not apply to any information that by means other than Executive's deliberate or inadvertent disclosure becomes well known to the public or to disclosure compelled by judicial or administrative proceedings after Executive notifies and affords Corporation the opportunity to seek confidential treatment of compelled disclosures.

4.    COMPENSATION AND BENEFITS.

      4.1 Base Salary. As compensation for the performance of Executive's services during the Term, inclusive of services as an officer and director of Corporation's Affiliates, Corporation will pay to Executive in accordance with its normal payroll practices an annual salary of $105,000 per year (the "Base Salary"), subject to such increases (but not decreases) as are determined from time to time by the Board, or a compensation committee designated by the Board. Executive's Base Salary shall increase to $115,000 as of October 1, 2002, in the event that for the fiscal year ended July 31, 2002, net revenue and net profit for the Sonus Network division of Corporation are not less than $18 million and $8 million, respectively. Executive's Base Salary shall increase to $125,000 as of October 1, 2003, in the event that for the fiscal year ended July 31, 2003, net revenue and net profit for the Sonus Network division of Corporation are not less than $24 million and $10 million, respectively.

      4.2 Annual Bonus. During the Term of this Agreement, beginning with Corporation's fiscal year beginning August 1, 2001, Executive will be entitled to participate in such bonus and profit-sharing plans as Corporation may provide for its senior executive employees generally.

      4.3 Stock Options. Executive has been granted options to purchase 50,000 shares of the Corporation's common stock under the Corporation's Stock Award Plan (the "Plan") at a price equal to the fair market value of the common stock on August 3, 2001. On the Effective Date, Executive will be granted options to purchase an additional 100,000 shares of the Corporation's common stock under the Plan at a price equal to the fair market value of the common stock on the Effective Date. The previous grant of 50,000 options described above will vest as to 20% of the shares on August 3, 2002, and thereafter as to an additional 20% of the shares on each succeeding anniversary of August 3, 2002 until August 3, 2006, provided Executive continues to be employed by the Corporation. The subsequent grant of 100,000 options will vest as to 20% of the shares on each of the first through the fifth anniversaries of the Effective Date, provided Executive continues to be employed by the Corporation.

The options will become immediately and fully exercisable in the event that at any time following a Change in Control of Corporation, Executive is terminated without Cause or the Executive resigns for Good Reason.

The options will be subject to terms of the Plan and a customary award agreement for options granted under the Plan.

Vested options will remain exercisable for 90 days after termination of employment or, in the case of termination due to death or Disability, for one year.

      4.4 Other Benefits. During the term of this Agreement, Executive will be entitled to participate in all Compensation Plans (including Compensation Plans adopted following the Effective Date) covering Corporation's key executive and managerial employees (as described in Corporation's employee manual, as amended from time to time), including, without limitation, Compensation Plans providing medical, disability, and life insurance benefits, and vacation pay. During the term of this Agreement, Corporation shall provide Executive with monthly parking privileges for one car at the U.S. Bancorp parking garage located at S.W. Fourth and Pine in Portland, Oregon.

      4.5 Expenses. Executive is authorized to incur on behalf of Corporation, and Corporation will directly pay or will fully reimburse Executive for all customary and reasonable out-of-pocket expenses incurred for promoting, pursuing, or otherwise furthering the business of Corporation or its Affiliates.

5.    TERMINATION OF AGREEMENT.

      5.1 Death. If Executive dies during the Term, Corporation will pay to Executive's representative his Base Salary through the date of death. All benefits, including death benefits, to which Executive is then entitled under Compensation Plans in which Executive is a participant will be payable as provided in those Compensation Plans. This Agreement will terminate as of the date of death and Corporation will have no further obligations to Executive under this Agreement.

      5.2 Disability. In the event Executive becomes Disabled during the Term, Executive will remain an employee of Corporation and be entitled to receive his Base Salary until Executive becomes eligible to receive benefits under Corporation's Group Long Term Disability Insurance Policy (the "Disability Benefits Date"). All benefits, including disability benefits, to which Executive is then entitled under Compensation Plans in which Executive is a participant will be payable as provided in those Compensation Plans. The Agreement will terminate as of the Disability Benefits Date and Corporation will have no further obligations to Executive under this Agreement.

      5.3 Termination for Cause or Voluntary Termination Without Good Reason. During the Term of this Agreement, pending the determination by the Board whether or not Cause exists for termination of Executive's employment pursuant to the definition of Cause in Section 1, the Board may suspend Executive or relieve Executive of his duties as an officer, but may not terminate Executive's employment. Upon such determination that Cause exists, Corporation may terminate Executive's employment. If during the Term Corporation terminates Executive's employment for Cause or Executive voluntarily terminates employment other than for Good Reason, Corporation will pay Executive his Base Salary through the effective date of such termination. Executive will not be entitled to any annual bonus, or any prorated portion of any annual bonus, for the fiscal year in which the Termination Date occurs. This Agreement will terminate as of the Termination Date, and Corporation will have no further obligations to Executive under this Agreement. All accrued benefits to which Executive is then entitled under Compensation Plans in which he is a participant will be payable as provided in those Compensation Plans.

      5.4 Termination Without Cause or With Good Reason. If Executive's employment with Corporation is terminated (other than for Disability or upon

Executive's death) during the Term by Corporation without Cause or by Executive with Good Reason, Corporation will pay Executive, in lieu of any salary payments to Executive for periods subsequent to the Termination Date, an amount of severance pay (the "Severance Payment") equal to one-half of Executive's total compensation (Base Salary plus bonus) for the 12 calendar months immediately preceding the month of the Termination Date (payable in six substantially equal monthly installments commencing on the first day of the first calendar month beginning after the Termination Date).

      5.5 No Mitigation. Executive will not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise.

      5.6 Noncompetition Following Termination. Executive acknowledges that the agreements and covenants contained in this Section 5.6 are essential to protect the value of Corporation's business and assets and that, by his employment with Corporation and its subsidiaries, Executive will obtain such knowledge, contacts, know-how, training and experience, and that such knowledge, contacts, know-how, training and experience could be used to the substantial advantage of a Competitive Entity and to Corporation's substantial detriment. Therefore Executive agrees that:

            (a) In the event Executive's employment is terminated (whether by Corporation or by Executive) for any reason, Executive will not, for a period of one year from the Termination Date, participate (as an owner, employee, officer, partner, member, shareholder, director, consultant, or otherwise) in any Competitive Entity. The benefits payable under this Agreement, including without limitation Corporation's obligation to pay severance benefits pursuant to Section 5.4 of this Agreement are in consideration of Executive's performance of the convenants of this Section 5.6.

            (b) Executive acknowledges that pursuant to the terms of this Agreement, he is receiving a "bona fide advancement" in terms of his employment with Corporation within the meaning of ORS 653.295. Executive further acknowledges that he is receiving consideration under this Agreement in addition to such consideration as to which he would be entitled in the absence of this Agreement, and he acknowledges that his agreement to the provisions of this Section 5.6 is a necessary condition for Corporation to enter into this Agreement and pay the consideration provided for in this Agreement.

            (c) Executive acknowledges that Corporation's remedy at law for a breach by him of the provisions of this Section 5.6 will be inadequate. Accordingly, in the event of the breach by Executive of any provision of this Section 5.6, Corporation will be entitled to injunctive relief in addition to any other remedy it may have. If any of the provisions of, or covenants contained in, this Section 5.6 are hereafter construed to be invalid or unenforceable in any jurisdiction, the same will not affect the remainder of the provisions of the enforceability thereof in any other jurisdiction, which will be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of, or covenants contained in, this Section 5.6 are held to be unenforceable in any jurisdiction because of the duration or geographical scope of such provision or covenant, Executive and Corporation agree that the court making such determination will have the power to reduce the duration or geographical scope of such provision or covenant and that, in its reduced form, such provision or covenant will be enforceable; provided, however, that the determination of such court will not affect the enforceability of this Section 5.6 in any other jurisdiction.

6.    EFFECT OF CHANGE IN CONTROL.

      The Severance Payment payable under Section 5.4 of this Agreement is not conditioned upon a Change in Control of Corporation but is payable upon any termination described in that Section, whether or not a Change in Control has occurred. Thus, it is the parties' mutual intention that the Severance Payment is not to be treated as Total Payments.

7.    SUCCESSORS; BINDING EFFECT.

      7.1 Corporation. This Agreement will inure to the benefit of, and be binding upon, any corporate or other successor or assignee of Corporation that acquires, directly or indirectly, by merger, consolidation or purchase, or otherwise, all or substantially all the business or assets of Corporation. Corporation will require any such successor, by an agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as corporation would be required to perform if no such succession had take place.

      7.2 Executive. This Agreement will inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there is no such designee, to Executive's estate.

8.    WAIVER AND MODIFICATION.

      Any waiver, altercation, or modification of any of the terms of this Agreement will be valid only if made in writing and signed by the parties to this Agreement. No waiver by either of the parties of its rights under this Agreement will be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless the waiver specifically states that it is to be construed as a continuing waiver.

9.    GOVERNING LAW; SEVERABILITY.

      The validity, interpretations, construction, and performance of this Agreement will be governed by and construed in accordance with the law of the state of Oregon. Any provision of this Agreement that is prohibited or unenforceable will be ineffective only to the extent of that prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

10.   NOTICES.

      For the purposes of this Agreement, notices and all communications provided for in this Agreement must be in writing and will be deemed to have been given upon the earlier of (i) personal delivery or (ii) three business days after being mailed by United States registered mail, return receipt requested, with postage prepaid, addressed to the respective party at the address set forth below (or to such other address as either party may have furnished to the other in writing in accordance with this Section 10, except that notices of change or address will be effective only upon receipt):

      To Corporation:               Sonus Corp.
                                    111 S.W. Fifth Avenue
                                    Suite 1620
                                    Portland, OR  97204
                                    Attn:  General Counsel

      To Executive:                 Daniel W. Quall
                                    5647 N.W. 199th
                                    Ridgefield, Washington 98642

11.   HEADINGS.

      Headings herein are for convenience only, are not a part of this Agreement, and are not to be used in construing this Agreement.

12.   ARBITRATION.

      Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration conducted in Portland, Oregon, in accordance with the then effective arbitration rules of the American Arbitration Association and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

13.   ATTORNEYS' FEES.

      In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, reasonable attorneys' fees in connection with such suit, action, arbitration, and in any appeal. The determination of who is the prevailing party and the amount of reasonable attorneys' fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorneys' fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorneys' fees incurred in such confirmation proceedings).

14.   EFFECT OF TERMINATION OF AGREEMENT.

      If this Agreement is terminated, all rights and benefits that have become vested hereunder prior to termination will remain in full force and effect, and the termination of the Agreement will not be construed as relieving any party from the performance of any accrued obligation incurred to the other under this Agreement.

15.   ENTIRE AGREEMENT.

      This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the matters addressed in this Agreement. Except as otherwise provided in this Agreement, there are no other agreements or understandings, written or oral, in effect between the parties relating to the matters addressed herein.

      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

CORPORATION:                        SONUS CORP.



                              By:   /s/ Daniel J. Kohl
                                    ------------------------------------
                                    Daniel J. Kohl
                                    Chief Executive Officer


EXECUTIVE:                          /s/ Daniel W. Quall
                                    ------------------------------------
                                    Daniel W. Quall